Exhibit  11

                       BIOGEN, INC. and SUBSIDIARIES
                     Computation of Earnings Per Share
                                (unaudited)
                 (in thousands, except per share amounts)


                                         Three Months         Nine Months
                                        Ended Sept. 30,     Ended Sept. 30,
                                        1996      1995      1996      1995
Primary earnings per share

Weighted average number of
  shares outstanding. . . . . . . . . 71,594    67,900    71,403   66,945

Shares deemed outstanding from
  the assumed exercise of stock
  options and warrants. . . . . . . .  2,976      5,540       992    5,011
                                      -------   -------   -------  -------
  Total . . . . . . . . . . . . . . .  74,570    73,440    72,395   71,956
                                      =======   =======   =======  =======

Net income . . . . . . . . . . . . .  $45,052  $ 1,128    $32,301 $ 4,676
                                      =======   =======   =======  =======
Primary earnings per
  share of common stock . . . . . . . $ 0.60   $  0.02   $   0.45 $  0.06
                                      =======   =======   =======  =======

Fully diluted earnings per share (a)

Weighted average number of
  shares outstanding. . . . . . . . .  71,594    67,900    71,403   66,945

Shares deemed outstanding from
  the assumed exercise of stock
  options and warrants. . . . . . . .   4,466     6,720     1,489    5,729
                                      -------   -------   -------  -------
Total . . . . . . . . . . . . . . . .  76,060    74,620    72,892   72,674
                                      =======   =======   =======  =======

Net income . . . . . . . . . . . . .  $45,052  $ 1,128  $  32,301 $  4,676
                                      =======   =======   =======  =======

Fully diluted earnings
  per share of common stock . . . . . $ 0.59  $  0.02     $ 0.44  $  0.06
                                      =======   =======   =======  =======


(a) This calculation is submitted in accordance with Regulation S-K item 601 (b) (11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.